HERITAGE OAKS BANCORP EARNS $1.6 MILLION IN FOURTH QUARTER,
WITH LOAN PORTFOLIO INCREASING 21%

Paso Robles, CA - January 22, 2007 — Heritage Oaks Bancorp (Nasdaq: HEOP), the parent company of Heritage Oaks Bank, today reported preliminary fourth quarter profits highlighting outstanding loan growth on a year over year basis. Net income for the year was $6.7 million, or $1.01 per diluted share, even with earnings in 2005. For the fourth quarter of 2006, net income was $1.6 million, or $0.25 per diluted share, compared to $1.8 million, or $0.27 per diluted share, in the fourth quarter of 2005.

“The past year was marked by tremendous loan growth for Heritage Oaks Bank,” said Lawrence P. Ward, President and CEO. “Throughout 2006, we invested significant time and resources putting the infrastructure in place to support a strategy of aggressive growth in future years. At a considerable up-front expense, we put a branding initiative in place providing the foundation for our growth strategy. We also worked with consultants to develop and enhance our branching strategy as well as our compensation programs. We believe these initiatives will cease being expense items early this year and will begin to contribute to future profitability, build our franchise value and enhance shareholder value.

“The California Central Coast economy continues to flourish, and demand for commercial loans remains strong,” continued Ward. “We have sustained our loan growth momentum while maintaining exceptional credit quality. We will continue to focus on our customers’ needs in order to expand our existing relationships while looking to add new, profitable customers. Not unlike most banks in 2006, we found deposit growth to be very challenging. However ,a number of bank mergers have left the Central Coast with few true community banks and we believe this presents an excellent opportunity for us in 2007.”

2006 Highlights:
•	Net income was $6.7 million, or $1.01 per diluted share.
•	Revenues increased 6% to $32.0 million.
•	Return on average equity was 14.10 % and return on average assets was 1.32%.
•	Net interest margin was 5.94%.
•	Net loans increased 21% to $439 million.
•	Asset quality remained strong, non-performing assets were just 0.01% of total assets.
•	Initiated regular quarterly cash dividends.

In 2006, Heritage Oaks’ board of directors initiated a regular quarterly cash dividend program and also paid a special cash dividend of $0.25 per share in May. The board also authorized a repurchase plan of up to 100,000 shares of common stock. “We have already repurchased 40,000 shares, and will continue to look for ways to manage our capital while benefiting shareholders,” Ward added.

Operating Results

Total revenues, consisting of net interest income before the provision for loan losses and non-interest income, increased 6% to $32.0 million in 2006 compared to $30.2 million a year ago. Fourth quarter revenues grew 4% to $8.3 million from $8.0 million in the same quarter of 2005. Net interest income increased 8% to $27.1 million in 2006 compared to $25.2 million in 2005. In the fourth quarter, net interest income increased 2% to $7.0 million, from $6.8 million a year ago. “Our healthy net interest income reflects the strong loan growth we have generated over the past year and continues to produce a very healthy net interest margin given the negative impact of the continued high costs associated with borrowed funds needed to support the loan growth,” said Ward. Interest and fees on loans increased 24% from the fourth quarter as well as for the 12 months last year while interest expense increased by 91% and 86% for that same 3 month and 12 month time frame.

Non-interest income increased 6% to $1.3 million in the fourth quarter of 2006, compared to $1.2 million in the fourth quarter of 2005. The Company received a recovery from a 2001 operational loss in the amount of approximately $200,000. This recovery is included in other non-interest income during the fourth quarter of 2006. For 2006, non-interest income was $5.0 million, unchanged from last year.
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HEOP 4Q06 results
January 22, 2007

“In the fourth quarter, our net interest margin came under pressure as deposit costs, as well as costs associated with borrowing from the FHLB and the issuance of $8 million in additional Trust Preferred Securities, increased faster than loan yields,” said Ward. “We expect to see some continued pressure on the net interest margin in future quarters given the current interest rate and yield curve environment.” Net interest margin for the year was 5.94%, compared to 5.78% in 2005. Fourth quarter margin was 5.77%, compared to 6.06% in the fourth quarter a year ago.

Heritage Oaks’ non-interest expense increased in 2006 primarily as a result of increased expenses related to the branding project, consulting fees associated with revisions to the compensation programs, SOX 404 compliance implementation, a branch expansion study, the addition of an EVP / Human Resources and EVP Client Delivery, and the addition of a full service branch office within the bank’s existing footprint in Templeton, California. In addition, two long running legal issues were resolved during the fourth quarter of 2006, resulting in settlement and associated legal costs of approximately $100,000, which are included in other operating expense. Total non-interest expense increased 12% to $21.0 million from $18.8 million in 2005. In the fourth quarter, non-interest expenses were $5.5 million compared to $4.9 million in the fourth quarter a year ago. “We have invested significant resources in these new initiatives in 2006 and are already seeing improvements in our service delivery. 2006 was an unusual year with respect to our operating expenses, and we are expecting our expenses to return to more normal levels this year,” said Ward.

As a result of the increase in expenses, the efficiency ratio increased to 65.5% in 2006 compared to 62.0% in 2005. For the fourth quarter the efficiency ratio was 67.1% compared to 60.6% for the fourth quarter of 2005. The efficiency ratio measures operating expenses as a percent of revenues.

Heritage Oaks generated a return on average equity of 14.1% in 2006 and 13.6% in the fourth quarter, compared to 16.1% and 16.4% during the same periods of 2005. The decline was a result of higher capital balances and earnings even with those reported the prior year. Return on average assets was 1.32% in 2006 compared to 1.38% in 2005, and was 1.24% in the fourth quarter of 2006 from 1.47% in the fourth quarter a year ago.

Balance Sheet

Net loans increased 21% to $439 million at December 31, 2006, compared to $363 million a year earlier. “Loan production for the quarter was strong and the major components of the loan portfolio showed significant growth over the prior year’s balances,” said Ward. “Compared to a year ago, we increased commercial, financial and agricultural loans 42%, real estate construction and land loans 37% and other real estate loans 13%. In addition, our credit quality has remained exceptional.”

Total assets increased 11% to $542 million as of December 31, 2006, compared to $489 million a year earlier. Total deposits were $421 million, compared to $418 million at December 31, 2005. “Our focus and our biggest challenge in 2007 continues to be attracting low cost deposits to fund our loans. Our core deposit base remains very strong as we still have 36% of our deposits in non-interest bearing accounts and an additional 35% of deposits in savings, money market and NOW accounts. Not unlike most banks in 2006 we experienced disintermediation of low or no-cost deposits into higher yielding certificate of deposits. Still, over 71% of our deposits are no or low-cost, providing us with a very efficient funding source to support our loan growth,” said Ward.

Asset quality remains exceptional with non-performing assets at $55,000, or 0.01% of total assets at December 31, 2006. The allowance for loan losses was $4.1 million, or 0.92% of net loans held for investment at year-end compared to $3.9 million or 1.05% of net loans outstanding at the end of 2005. The bank recovered $100,000 from a previously charged off loan and took an additional $120,000 provision in the fourth quarter of 2006. Net charged off loans were $400,000 in 2006.

Book value per share was $7.76 at December 31, 2006, compared to $7.20 per share a year earlier. Tangible book per share was $6.81 at December 31, 2006, compared to $6.18 a year earlier. Shareholders’ equity increased 10% to $49.2 million compared to $44.8 million a year ago.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

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HEOP 4Q06 results
January 22, 2007

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis. Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

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HEOP 4Q06 results
January 22, 2007

HERITAGE OAKS BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands )

Assets	2006	2005
Cash and due from banks	$19,164	$18,279	$885	5%
Federal funds sold	3,870	26,280	(22,410)	-85%
Total Cash and Cash Equivalents	23,034	44,559	(21,525)	-48%
Interest-bearing deposits in other financial institutions	318	298	20	7%
Investment securities, available-for-sale	38,445	44,402	(5,957)	-13%
Federal Home Loan Bank and Federal Reserve Bank Stock, at cost	2,350	1,885	465	25%
Loans held for sale	1,764	3,392	(1,628)	-48%
Loans, net of deferred fees of $1,625 and $1,617 and allowance for loan loss of $4,081 and $3,881 at December 31, 2006
and 2005, respectively	439,277	362,635	76,642	21%
Property premises and equipment, net	14,581	11,905	2,676	22%
Net deferred tax asset	2,414	2,358	56	2%
Cash surrender value of life insurance	9,435	7,706	1,729	22%
Goodwill	4,864	4,864	-	0%
Intangible assets	1,148	1,448	(300)	-21%
Other assets	4,144	3,049	1,095	36%
Total Assets	$541,774	$488,501	$53,273	11%

Liabilities and Stockholders' Equity
Deposits
Demand non-interest bearing	$153,005	$164,014	$(11,009)	-7%
Savings, NOW and money market deposits	146,110	170,106	(23,996)	-14%
Time deposits of $100 or more	30,630	17,414	13,216	76%
Time deposits under $100	90,776	66,263	24,513	37%
Total Deposits	420,521	417,797	2,724	1%
FHLB advances and other borrowings	50,000	10,000	40,000	400%
Securities sold under agreement to repurchase	1,364	3,847	(2,483)	-65%
Junior subordinated debentures	16,496	8,248	8,248	100%
Other liabilities	4,144	3,764	380	10%
Total Liabilities	492,525	443,656	48,869	11%

COMMITMENTS AND CONTINGENCIES (Notes #5 and #10)	-	-

Stockholders' Equity
Common stock, no par value; 20,000,000 shares authorized;
6,345,639 and 6,231,982 shares issued and
outstanding for 2006 and 2005, respectively	29,360	29,255	105	0%
Retained earnings	19,809	15,748	4,061	26%
Accumulated other comprehensive income	80	(158)	238	-151%
Total Stockholders' Equity	49,249	44,845	4,404	10%
Total Liabilities and Stockholders' Equity	$541,774	$488,501	$53,273	11%

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HEOP 4Q06 results
January 22, 2007

HERITAGE OAKS BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share date)

	For the three months		For the year
	ended December 31,		ended December 31,
	2006	2005	2006	2005	Variance		Variance
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	3 months		12 months
Interest Income:					$	%	$	%

Interest and fees on loans	$9,423	$7,605	$33,897	$27,399	$1,818	24%	$6,498	24%
Investment securities	426	515	1,785	2,101	(89)	-17%	(316)	-15%
Federal funds sold and commercial paper	35	227	539	667	(192)	-85%	(128)	-19%
Time certificates of deposit	48	2	151	9	46	2300%	142	1597%
Total interest income	9,932	8,349	36,372	30,175	1,583	19%	6,197	21%

Interest Expense:

Now accounts	20	22	86	89	(2)	-9%	(3)	-4%
MMDA accounts	622	521	2,309	1,504	101	19%	805	54%
Savings accounts	24	31	102	102	(7)	-22%	-	0%
Time deposits of $100 or more	199	137	626	413	62	45%	213	52%
Other time deposits	1,174	515	3,845	1,371	659	128%	2,474	180%
Other borrowed funds	942	336	2,348	1,537	606	180%	811	53%
Total interest expense	2,981	1,562	9,316	5,017	1,419	91%	4,299	86%

Net Interest Income Before Prov. for Possible Loan Losses	6,951	6,787	27,056	25,158	164	2%	1,898	8%
Provision for loan losses	120	180	600	710	(60)	-33%	(110)	-15%
Net interest income after provision for loan losses	6,831	6,607	26,456	24,448	224	3%	2,008	8%

Non-interest Income:
Service charges on deposit accounts	581	605	2,427	2,430	(24)	-4%	(3)	0%
Gain of Sale of Securities	-	-	-	88	-	0%	(88)	-100%
Other income	720	617	2,525	2,490	103	17%	35	1%
Total Non-interest Income	1,301	1,222	4,952	5,009	79	6%	(57)	-1%

Non-interest Expense:
Salaries and employee benefits	3,039	2,558	11,573	9,746	481	19%	1,828	19%
Occupancy and equipment	706	638	2,607	2,491	68	11%	116	5%
Other expenses	1,794	1,661	6,775	6,481	133	8%	294	5%
Total Noninterest Expenses	5,539	4,857	20,955	18,717	682	14%	2,238	12%
Income before provision for income taxes	2,593	2,972	10,453	10,740	(379)	-13%	(287)	-3%
Provision for applicable income taxes	944	1,163	3,791	4,103	(219)	-19%	(312)	-8%
Net Income	$1,649	$1,809	$6,662	$6,637	$(160)	-9%	$25	0%

Earnings per share:
Basic	$0.26	$0.29	$1.05	$1.08	$(0.03)	-11%	$(0.03)	-3%
Diluted	$0.25	$0.27	$1.01	$1.01	$(0.02)	-7%	$0.00	0%
See notes to condensed financial statements
Shares Outstanding:
Basic	6,355,466		6,333,924
Diluted	6,598,355		6,595,793

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HEOP 4Q06 results
January 22, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )		Quarters Ended		Percent Change from

	Date	Linked Q	Prior Yr Q	Linked Q	Prior Yr Q
	31-Dec-06	30-Sep-06	31-Dec-05
LOANS ( including loans held for sale ):
Commercial, financial and agricultural	$84,976	$75,627	$60,050	12%	42%
Real Estate- construction/land	105,713	101,665	76,981	4%	37%
Real Estate- other	237,401	229,070	210,690	4%	13%
Home equity lines of credit	10,792	11,777	14,398	-8%	-25%
Installment loans to individuals	5,597	5,660	5,620	-1%	0%
All other loans (including overdrafts)	504	867	394	-42%	28%
Total loans outstanding	$444,983	$424,666	$368,133	5%	15%

NON-PERFORMING ASSETS:	Date	Linked Q	Prior Yr Q	Linked Q	Prior Yr Q

Loans on non-accrual status	$55	$183	$54	-70%	239%
Loans more than 90 days delinquent, still on accrual	-	- -	- -	0%	0%
Total non-performing loans	55	183	54	-70%	239%
Real estate owned ( REO ) / Repossessed assets	-	- -	- -	0%	0%
Total non-performing assets	$55	$183	$54	-70%	239%
Total non-performing assets / Total assets	0.01%	0.03%	0.01%	-70%	211%

				Percent Change from
CHANGE IN THE	Date	Linked Q	Prior Yr Q	Linked Q	Prior Yr Q
ALLOWANCE FOR LOAN LOSSES:	31-Dec-06	30-Sep-06	31-Dec-05

Balance, beginning of period	$3,881	$3,881	$3,247	$0%	20%
Provision	600	480	710	25%	-32%

Recoveries of loans previously charged off	161	21	24	667%	-13%
Loans charged-off	(561)	(519)	(100)	8%	419%
Net ( charge-offs ) recoveries	(400)	(498)	(76)	-20%	555%

Balance, end of period	$4,081	$3,863	$3,881	6%	0%

Net charge-offs / Average loans outstanding	0.10%	0.12%	0.02%
Allowance for loan losses / Total loans outstanding	0.92%	0.91%	1.05%

				Percent Change from
	Date	Linked Q	Prior Yr Q	Linked Q	Prior Yr Q
DEPOSITS	31-Dec-06	30-Sep-06	31-Dec-05

Non-interest-bearing	$153,005	$157,180	$164,014	-3%	-7%
Interest-bearing checking	45,164	46,100	50,598	-2%	-11%
Regular savings accounts	23,406	24,755	29,386	-5%	-20%
Money market accounts	77,540	81,178	90,122	-4%	-14%
Interest-bearing transaction & savings accounts	299,115	309,213	334,120	-3%	-10%
Time Deposits under $100,000	90,776	89,277	66,263	2%	37%
Time Deposits of $100,000 or more	30,630	31,782	17,414	-4%	76%
Interest-bearing certificates	121,406	121,059	83,677	0%	45%
Total deposits	$420,521	$430,272	$417,797	-2%	1%

Included in other borrowings

FHLB Borrowing	$50,000	$40,000	$10,000	25%	400%
Retail repurchase agreements / "Sweep accounts"	$1,364	$1,219	$3,847	12%	-65%

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HEOP 4Q06 results
January 22, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
		Quarters Ended		Percent Change from

OPERATING PERFORMANCE:	31-Dec-06	30-Sep-06	31-Dec-05	30-Sep-06	31-Dec-05

Average loans	$437,623	$409,897	$376,095	7%	16%
Average securities and deposits w/other fin. Inst.	44,515	53,117	71,709	-16%	-38%
Average non-interest-earning assets	48,691	52,306	44,500	-7%	9%
Total average assets	$530,829	$515,320	$492,304	3%	8%

Average deposits	$416,663	$421,916	$418,619	-1%	0%
Average borrowings	60,638	41,095	25,336	48%	139%
Average non-interest-earning liabilities	5,186	4,646	4,210	12%	23%
Total average liabilities	482,487	467,657	448,165	3%	8%

Total average stockholders' equity	48,342	47,663	44,139	1%	10%
Total average liabilities and equity	$530,829	$515,320	$492,304	3%	8%

Interest rate yield on loans	8.61%	8.75%	8.09%	-2%	6%
Interest rate yield on securities and deposits w/ other fin inst	4.57%	4.52%	4.15%	1%	10%
Interest rate yield on interest-earning assets	8.24%	8.27%	7.46%	0%	10%

Interest rate expense on deposits	1.96%	1.82%	1.17%	8%	67%
Interest rate expense on borrowings	6.22%	6.11%	5.32%	2%	17%
Interest rate expense on interest-bearing liabilities	3.56%	3.24%	2.30%	10%	55%

Interest rate spread	4.68%	5.03%	5.16%	-7%	-9%

Net interest margin	5.77%	6.07%	6.06%	-5%	-5%

Other operating income / Average assets	0.98%	0.95%	0.99%	3%	-1%

Other operating expense / Average assets	4.17%	4.18%	3.95%	0%	6%

Efficiency ratio ( other operating expense / revenue )	67.12%	65.31%	60.64%	3%	11%

Return on average assets	1.24%	1.35%	1.47%	-8%	-15%

Return on average equity	13.64%	14.54%	16.39%	-6%	-17%

Average equity / Average assets	9.11%	9.25%	8.97%	-2%	2%

NOTE: Transmitted on Prime Zone on Monday, January 22, 2007 at 3:30 a.m. PST.